                                                                   EXHIBIT 12(a)

                                SUNAMERICA INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
     (EXCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                         CONTRACTS AND TRUST DEPOSITS)


                                                                                                       Years ended September 30,
                                                     ---------------------------------------------------------------------------
                                                          1995             1994             1993             1992           1991
                                                     ---------        ---------        ---------        ---------      ---------
                                                                              (In thousands, except ratios)
Earnings:

Pretax income                                        $ 279,606        $ 240,001        $ 184,011        $ 111,091      $  73,381
                                                     ---------        ---------        ---------        ---------      ---------
Add:

  Interest incurred on:

     Senior indebtedness                                55,985           50,292           36,246           33,224         33,072

     Subordinated notes                                     --               --               --            3,941         10,473
                                                     ---------        ---------        ---------        ---------      ---------
     Total interest incurred                            55,985           50,292           36,246           37,165         43,545
                                                     ---------        ---------        ---------        ---------      ---------

  Dividends paid on preferred
     securities of grantor trust                         1,673               --               --               --             --
                                                     ---------        ---------        ---------        ---------      ---------
Total earnings                                       $ 337,264        $ 290,293        $ 220,257        $ 148,256      $ 116,926
                                                     =========        =========        =========        =========      =========
Fixed charges:

Interest incurred on:

  Senior indebtedness                                $  55,985        $  50,292        $  36,246        $  33,224      $  33,072

  Subordinated notes                                        --               --               --            3,941         10,473
                                                     ---------        ---------        ---------        ---------      ---------
  Total interest incurred                               55,985           50,292           36,246           37,165         43,545
                                                     ---------        ---------        ---------        ---------      ---------
Dividends paid on preferred
  securities of grantor trust                            1,673               --               --               --             --
                                                     ---------        ---------        ---------        ---------      ---------
Total fixed charges                                  $  57,658        $  50,292        $  36,246        $  37,165      $  43,545
                                                     =========        =========        =========        =========      =========
Ratio of earnings to fixed charges
  (excluding interest incurred on
  fixed annuities, guaranteed
  investment contracts and trust
  deposits)                                                5.8x             5.8x             6.1x             4.0x           2.7x
                                                     =========        =========        =========        =========      =========

                                SUNAMERICA INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
     (INCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                         CONTRACTS AND TRUST DEPOSITS)

                                                                                                         Years ended September 30,
                                                     -----------------------------------------------------------------------------
                                                          1995             1994             1993             1992             1991
                                                     ---------        ---------        ---------        ---------        ---------
                                                                              (In thousands, except ratios)
Earnings:

Pretax income                                        $ 279,606        $ 240,001        $ 184,011        $ 111,091        $  73,381
                                                     ---------        ---------        ---------        ---------        ---------
Add:

  Interest incurred on:

     Fixed annuity contracts                           258,730          254,464          308,910          362,094          411,084

     Guaranteed investment contracts                   213,340          150,424          136,984          140,114          124,381

     Trust deposits                                     10,519            8,516            8,438            4,256               --

     Senior indebtedness                                55,985           50,292           36,246           33,224           33,072

     Subordinated notes                                     --               --               --            3,941           10,473
                                                     ---------        ---------        ---------        ---------        ---------
     Total interest incurred                           538,574          463,696          490,578          543,629          579,010
                                                     ---------        ---------        ---------        ---------        ---------
  Dividends paid on preferred
     securities of grantor trust                         1,673               --               --               --               --
                                                     ---------        ---------        ---------        ---------        ---------
Total earnings                                       $ 819,853        $ 703,697        $ 674,589        $ 654,720        $ 652,391
                                                     =========        =========        =========        =========        =========
Fixed charges:

Interest incurred on:

  Fixed annuity contracts                            $ 258,730        $ 254,464        $ 308,910        $ 362,094        $ 411,084

  Guaranteed investment contracts                      213,340          150,424          136,984          140,114          124,381

  Trust deposits                                        10,519            8,516            8,438            4,256               --

  Senior indebtedness                                   55,985           50,292           36,246           33,224           33,072

  Subordinated notes                                        --               --               --            3,941           10,473
                                                     ---------        ---------        ---------        ---------        ---------
  Total interest incurred                              538,574          463,696          490,578          543,629          579,010

Dividends paid on preferred
  securities of grantor trust                            1,673               --               --               --               --
                                                     ---------        ---------        ---------        ---------        ---------
Total fixed charges                                  $ 540,247        $ 463,696        $ 490,578        $ 543,629        $ 579,010
                                                     =========        =========        =========        =========        =========
Ratio of earnings to fixed charges
  (including interest incurred on
  fixed annuities, guaranteed
  investment contracts and trust
  deposits)                                                1.5x             1.5x             1.4x             1.2x             1.1x
                                                     =========        =========        =========        =========        =========